THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL STATING THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                        WARRANT TO PURCHASE COMMON STOCK
                          OF PRISM SOFTWARE CORPORATION

         This certifies that ____________________ (the "Holder") and the Holder's registered successors and assigns are entitled, subject to the terms and conditions set forth below, to subscribe for and purchase from Prism Software Corporation, a Delaware corporation (the "Company"), ____________ shares of the Common Stock of the Company at an exercise price of $_____ per share (the "Exercise Price"), as such may have been adjusted as of the time of exercise pursuant to the provisions of paragraph 2 below.

         The term "Warrant Shares" as used herein includes the shares of the Company's Common Stock (and such other securities or property into which such shares of Common Stock may hereafter be changed) which are at the time receivable by the Holder upon exercise of this Warrant. The term "Warrant" as used herein shall include this Warrant and any Warrant delivered in substitution or exchange herefor.

         1. EXERCISE AND EXPIRATION. This Warrant may be exercised in whole or in part at any time or times on or after the date of original issuance hereof, but must be exercised prior to three years from the date of issuance, at which time this Warrant shall expire. This Warrant shall be exercisable by delivery by the holder hereof to the Company of (i) the original of this Warrant, (ii) payment in form acceptable to the Company of the Exercise Price of the Warrant being exercised, and (iii) written instructions as to the number of Warrant shares covered by the exercise.

         2. ADJUSTMENT OF EXERCISE PRICE. The Exercise Price shall be subject to adjustment from time to time as follows:

                  (a) In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise hereof shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding.

                  (b) If the number of outstanding shares of Common Stock is decreased by combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Exercise Price shall be appropriately increased so that the number of shares of Common Stock issuable on exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

                  (c) If at any time or from time to time there shall be a re-capitalization of the Common Stock, provision shall be made so that the holder hereof shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon exercise would have been entitled on such re-capitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 2 with respect to the rights of the holder hereof after the re-capitalization to the end that the provisions of this paragraph 2 (including adjustment of the Exercise Price then in effect and the number of shares purchasable upon exercise hereof) shall be applicable after that event as nearly equivalent as may be practicable.

         3. TRANSFER OF WARRANT. This Warrant shall be registered on the books of the Company and, subject to compliance with applicable securities laws, shall be transferable in whole or in part on such books upon surrender of this Warrant by the registered Holder hereof in person or by a duly authorized attorney.

         4. RESERVATION OF COMMON STOCK. The Company hereby covenants and agrees that it shall at all times reserve and keep authorized and available for issuance, free of any preemptive rights or rights of first refusal, a sufficient number of Warrant Shares for the purpose of issuance upon exercise of this Warrant to permit the exercise of this Warrant in whole.

         5. MISCELLANEOUS. The holder of this Warrant shall not be entitled to any rights of a shareholder of the Company prior to the exercise hereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its duly authorized officers as of _______, 2000.

                                                 PRISM SOFTWARE CORPORATION


                                                 By:
                                                    ----------------------------
                                                    E. Ted Daniels, President